Exhibit 99.1

For Immediate Release

Contacts:

Thomas F. Cooke, Chief Executive Officer (713) 458-1560, or

Andy C. Clifford, President (713) 458-1560

Website:

www.saratogaresources.net

Saratoga Resources, Inc. Emerges from Chapter 11

HOUSTON, TX and NEW ORLEANS, LA – May 14, 2010 -- Saratoga Resources, Inc. (OTCBB: SROEQ) (“Company”) announced that, on May 14, 2010, the Company filed with the U.S. Bankruptcy Court a notice of satisfaction of the conditions of effectiveness of its Modified Third Amended Plan of Reorganization, whereupon the Company, and its subsidiaries, emerged from chapter 11 bankruptcy protection.

In conjunction with the Company’s exit from bankruptcy, the Company entered into amendments extending and modifying certain terms of its principal credit facilities.  Under the terms of the Company’s plan of reorganization, among other provisions, all creditors of the Company and its debtor subsidiaries holding allowed claims will be paid in full and all equity holders will retain their existing shares. The detailed terms of the Modified Third Amended Plan of Reorganization have been previously disclosed and are described more fully in the Company’s reports filed with the Securities and Exchange Commission.

Thomas F. Cooke, CEO and Chairman said "We are very pleased to have emerged from bankruptcy with our assets intact, our shareholders’ position substantially unchanged and our debt obligations restructured to reduce the interest burden on our company.  During the course of the bankruptcy, in spite of difficult circumstances, our team has managed to grow our reserves and production levels while bringing down our operating expenses.  For their efforts, I want to thank each of our team members.  With our emergence from bankruptcy, increased production, improved profitability, identification of previously unevaluated drilling prospects and a significant reduction in our monthly interest expense, we believe Saratoga is well positioned to resume its drilling and development program and to realize the full value of its holdings."

Saratoga's President, Andy C. Clifford, added "With the distractions of the past year behind us, Saratoga can now focus on its operations and reaching its growth targets. We are exiting Chapter 11 with a good cash cushion that will be supplemented monthly from existing production and reduced interest payments. Our ongoing goal of reducing operating costs has been greatly assisted with our recent insurance renewal with an 8% decrease in annual premium thanks to the great work of our insurance brokers, McGriff, Seibels & Williams. I also want to extend my gratitude to each of our team members as well as our attorneys, Adams and Reese, LLP and Slattery, Marino & Roberts, and financial advisors, Grant Thornton LLP."

About Saratoga Resources

Saratoga is an independent exploration and production company with offices in Houston, Texas, and Covington, Louisiana with 30 full-time employees, supplemented by field-based contract operations personnel. Principal holdings cover 33,625 gross (32,527 net) acres, mostly held-by-production, located in the state waters offshore Louisiana. Saratoga's stock currently trades on the OTC Bulletin Board under the symbol "SROEQ".

Forward-looking Statements

This press release includes certain estimates and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding our ability to pay all creditors in full and otherwise perform under the plan of reorganization, grow our cash from operations and fund our drilling and development program. Words such as "expects”, "anticipates", "intends", "plans", "believes", "assumes", "seeks", "estimates", "should", and variations of these words and similar expressions, are intended to identify these forward-looking statements. While we believe these statements are accurate, forward-looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different.  These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward-looking statements include the factors described in the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

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